As filed with the Securities and Exchange Commission on February 14, 2025

Registration No. 333-257140

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEEL PARTNERS HOLDINGS L.P.

(Exact name of registrant as specified in its charter)

Delaware	13-3727655
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

590 Madison Ave, 32nd Floor

New York, New York 10022

(212) 520-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steel Partners Holdings L.P. Second Amended and Restated 2018 Incentive Award Plan

(Full title of the plans)

Ryan O’Herrin

Chief Financial Officer

Steel Partners Holdings GP Inc.

590 Madison Avenue, 32nd Floor

New York, New York 10022

(212) 520-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

 Flora Perez

Greenberg Traurig, P.A.

401 East Las Olas Blvd., Suite 2000

Fort Lauderdale, Florida 33301

Tel: (954) 768-8210

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) amends the Registration Statement on Form S-8, Registration No. 333-257140 (the “Registration Statement”), filed by Steel Partners Holdings L.P., a Delaware limited partnership (the “Company”) with the Securities and Exchange Commission on June 16, 2021, registering 1,000,000 of the Company’s common limited partnership units, no par value (the “Common Units”), for issuance or sale pursuant to the Company’s 2018 Incentive Award Plan (the “2018 Plan”).

The offering of the Company’s securities pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration any of the securities of the Company registered under the Registration Statement that remain unsold under the Registration Statement as of the filing date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on February 14, 2025.

Steel Partners Holdings L.P.

By:	/s/ Ryan O’Herrin
Name:	Ryan O’Herrin
Title:	Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.

2